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                                                                   EXHIBIT 11(b)

                         INDEPENDENT AUDITORS' CONSENT




The Board of Trustees and Shareholders
Short-Term Investments Trust

We consent to the use of our reports on the Treasury Portfolio and the Treasury Tax Advantage Portfolio (portfolios of Short-Term Investments Trust) dated October 4, 1997 included therein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information.




                                        /s/ KPMG PEAT MARWICK LLP
                                        KPMG Peat Marwick LLP




Houston, Texas
December 17, 1997